Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-56904, 333-106852, 333-166393, 333-181638, and 333-196423 on Form S-8 of our report dated February 28, 2014 (except for Note 18, as to which the date is August 6, 2014), with respect to the consolidated financial statements of Westmoreland Coal Company and subsidiaries, included in this Current Report on Form 8-K dated August 6, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
August 6, 2014